Filed Pursuant to Rule 424(b)(3)
Registration No. 333-165360

PROSPECTUS

SINOHUB, INC.
  2,613,336 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 2,613,336 shares of common stock, including shares of common stock issuable upon the exercise of warrants. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell these shares from time to time in the open market at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. For information regarding the selling stockholders and the times and manner in which they may offer or sell shares of our common stock, see “Selling Stockholders” or “Plan of Distribution.”  We will not control or determine the price at which the selling stockholders decide to sell their shares. We will pay the expenses of registering these shares.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of common stock hereunder. We will receive proceeds from any exercise of outstanding warrants by the selling stockholders if and when those warrants are exercised for cash. The warrants may also be exercised by surrender of the warrants in exchange for an equal value of shares in accordance with the terms of the warrants.

Our common stock is quoted on the NYSE Amex, under the symbol “SIHI.”  The last reported sale price per share of our common stock as reported by the NYSE Amex on March 8, 2010, was $3.31.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks that you should consider as described and that are described in Item 8.01 of our Current Report on Form 8-K filed with the Commission on September 28, 2009 and on Exhibit 99.1 thereto and as described or may be described in any subsequent report filed with the Commission which is incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 19, 2010.

You should only rely on the information contained in this prospectus.  We have not, and the selling stockholders have not, authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully together with the documents incorporated by reference into this prospectus and described in “Information Incorporated by Reference” and the additional information described under the heading “Where You Can Find More Information.”

As used throughout this prospectus, (i) the terms “SinoHub,” “SIHI,” the “Company,” “we,” “us,” and “our” refer to SinoHub, Inc. and  its subsidiaries, namely SinoHub International, Inc., SinoHub Electronics Shenzhen, Ltd.,  SinoHub Electronics Shanghai, Ltd., SinoHub SCM Shanghai, Ltd., B2B Chips, Limited, SinoHub Technology (Hong Kong) Limited and SinoHub SCM Shenzhen, Ltd.  As used throughout this prospectus, the term “SinoHub International” refers to our subsidiary SinoHub International, Inc. and (ii) the term “selling stockholder” refers to the selling stockholders and any of their pledgees, assignees, and successors-in-interest (including distributees).

Our Company

SinoHub, Inc. (formerly known as Liberty Alliance, Inc.) is a Delaware corporation, originally incorporated in Utah in 1986, and subsequently merged and reorganized as Liberty Alliance, Inc. in Delaware in 1991.   We have one direct subsidiary, SinoHub International, Inc. (formerly SinoHub, Inc.), a Delaware corporation, and a number of indirect subsidiaries:  SinoHub Electronics Shenzhen, Ltd.,  SinoHub Electronics Shanghai, Ltd. and SinoHub SCM Shanghai, Ltd., each organized as companies under the laws of the People’s Republic of China (the “PRC” or “China”) and B2B Chips, Limited and SinoHub Technology (Hong Kong) Limited and SinoHub SCM Shenzhen, Ltd. Hong Kong, each organized as Hong Kong companies.

The Company’s mailing address and executive offices are located at 6/F, Building 51, Road 5, Qiongyu Blvd., Technology Park, Nanshan District, Shenzhen 518057, People’s Republic of China. The Company’s telephone number, including the International Code and Area Code is +86-755-2661-2106 and its corporate website is www.sinohub.com.

SinoHub is engaged in electronic component sales and electronic component supply chain management (SCM) services. Our electronic component sales include procurement-fulfillment and individually negotiated electronic component sales to manufacturers. We deal only in original parts in original packing and do not alter or modify the parts in any way.  Accordingly, any quality issues with respect to the parts would be the responsibility of the manufacturer of the parts, and we provide no warranties with respect to the components we sell.  Our SCM services include warehousing, logistics and import/export. At present all of our component sales and SCM services occur in the PRC and Hong Kong.   In addition, we have recently begun to purchase completed mobile phones from certain of our manufacturer customers for resale in markets outside of China, currently Malaysia and Vietnam.  To date, this business currently has not produced a significant portion of our revenues.

About This Offering

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 2,613,336 shares of common stock, including shares of common stock issuable upon the exercise of warrants. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their shares of common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.  However, we may receive the sale price of any common stock we sell to the selling stockholders upon exercise of the outstanding warrants.

Common Stock Offered:
Up to  2,613,336 shares of common stock, including up to 980,002 shares of common stock (the “Warrant Shares”) issuable upon the exercise of common stock warrants which have an initial exercise price equal to $3.25 per share, and expire on September 2, 2015.  The Warrant Shares include 163,332 shares of common stock for which the warrants may be exercised only if this registration statement or another registration statement covering the resale of the shares is not declared effective by the Securities and Exchange Commission by April 16, 2010 (with certain limited exceptions).  All of the warrants are beneficially owned by accredited investors and the issuance of any shares of common stock to these holders upon the exercise of warrants shall be effected as a private offering in accordance with Section 4(2) of the Securities Act.

Common Stock Outstanding at 3/2/2010:	28,361,564

Use of Proceeds:
We will not receive any proceeds from the sale of the 2,613,336 shares of common stock subject to sale by the selling stockholders under this prospectus. However, we may receive up to an aggregate of approximately $3,185,006 from the sale price of any common stock we sell to the selling stockholders upon exercise of the outstanding warrants, assuming all warrants are exercised for cash. The warrants may also be exercised by surrender of the warrants in exchange for an equal value of shares in accordance with the terms of the warrants.  Any net proceeds we receive from the selling stockholders through the exercise of warrants will be used for general corporate purposes.

NYSE Amex Symbol:	SIHI

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.  Further information about the risks and uncertainties that may impact us are incorporated by reference in “Risk Factors” beginning on page 7 of this prospectus. We assume no obligation to publicly update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders. However, we may receive up to an aggregate of approximately $3.2 million from the sale price of any common stock we sell to the selling stockholders upon exercise of the outstanding warrants, assuming all warrants are exercised for cash.  The warrants may also be exercised by surrender of the warrants in exchange for an equal value of shares in accordance with the terms of the warrants (in which case the Company will not receive additional proceeds).

We anticipate that any net proceeds from the sale of stock we sell to the selling stockholders upon exercise of outstanding warrants will be used for general corporate purposes. Such general purposes may include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.

SELLING STOCKHOLDERS

The following table sets forth as of March 2, 2010, information regarding the current beneficial ownership of our common stock by the persons identified, based on information provided to us by them, which we have not independently verified. Although we have assumed for purposes of the table that the selling stockholders will sell all of the shares offered by this prospectus, because they may from time to time offer all or some of their shares under this prospectus or in another manner, no assurance can be given as to the actual number of shares that will be resold by the selling stockholders (or any of them), or that will be held after completion of any resales.  In addition, a selling stockholder may have sold or otherwise disposed of shares in transactions exempt from the registration requirements of the Securities Act or otherwise since the date he or she provided information to us. The selling stockholders are not making any representation that the shares covered by this prospectus will be offered for sale. Except as may be set forth below, no selling stockholder has held any position nor had any material relationship with us or our affiliates during the past three years.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholder has the right to acquire beneficial ownership within sixty (60) days after March 2, 2010 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise. The terms of the warrants provide that no selling stockholder may exercise the warrants for shares of common stock for at least six months from the date of issue.   The terms of the warrants further provide that a selling stockholder may not exercise the warrants, to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.9% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised.   In addition, the warrants provide that the number of shares of common stock that may purchased upon exercise of the warrants at an exercise price of $3.25 per share will increase by 20% if a registration statement covering the resale of the common stock and the common stock issuable upon exercise of the warrants is not declared effective by the Securities and Exchange Commission by April 16, 2010 (with certain limited exceptions).  Notwithstanding the foregoing, all shares that are issuable to a selling stockholder upon exercise of the warrants (including the shares issuable if the registration statement does not become effective in the time required) are included in the number of shares being offered in this table without taking the 4.9% limitation into account.  The selling stockholders may sell all, some or none of their shares in this offering.

On March 2, 2010, SinoHub closed a Securities Purchase Agreement dated as of February 24, 2010, as amended by an amendment dated as of February 26, 2010, with certain accredited investors in a private offering, referred to as a PIPE offering for an aggregate of (i) 1,633,334 shares of common stock and warrants to purchase an aggregate of 816,670 shares of common stock at an exercise price of $3.25 per share, which warrants become exercisable six months from the date of issuance and have a term of five years thereafter.  As described above, the warrants will become exercisable to purchase an aggregate of an additional 163,332 shares of common stock at an exercise price of $3.25 per share if a registration statement covering the resale of the common stock and the common stock issuable upon exercise of the warrants is not declared effective by the Securities and Exchange Commission by April 16, 2010 (with certain limited exceptions).  The offering resulted in gross proceeds to the Company of $4,900,002.

In connection with the offering, we entered into a registration rights agreement, pursuant to which we agreed to prepare and file a registration statement covering the resale of the common stock and the common stock issuable upon exercise of the warrants with the Securities and Exchange Commission within five business days of the transaction.

None of the selling stockholders is a broker-dealer.  However, three of the selling stockholders, Capital Ventures International Ramius Enterprise Master Fund Ltd and Ramius Navigation Master Fund Ltd., are affiliates of broker-dealers.  Capital Ventures International, Ramius Enterprise Master Fund Ltd and Ramius Navigation Master Fund Ltd did not acquire the securities in the private placement described above as compensation for underwriting activities.  Further, they have each represented to us that they acquired the securities issued in the private placement in the ordinary course of business, and at the time of the purchase of the securities in the private placement , they had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

	Shares of Common Stock Beneficially Owned Prior to Offering(1)		Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering(2)
Selling Stockholder	Shares	%		Shares	%

Whitebox Special Opportunities Fund Series B Partners, L.P.(3)	133,333	*	133,333	0	*
Pandora Select Partners, L.P.(4)	133,333	*	133,333	0	*
Whitebox Intermarket Partners, L.P.(5)	85,333	*	85,333	0	*
Whitebox Combined Partners, L.P.(6)	448,000	1.57%	448,000	0	*
Cape One Financial LP(7)	106,668	*	106,668	0	*
Capital Ventures International(8)	160,000	*	160,000	0	*
Chestnut Ridge Partners, LP(9)	240,000	*	240,000	0	*
Cranshire Capital LP(10)	133,333	*	133,333	0	*
Famous Link Group Limited(11)	160,000	*	160,000	0	*
Hudson Bay Fund LP(12)	54,668	*	54,668	0	*
Hudson Bay Overseas Fund, Ltd.(13)	78,667	*	78,667	0	*
Iroquois Master Fund Ltd.(14)	133,333	*	133,333	0	*
Octagon Capital Partners(15)	53,333	*	53,333	0	*
Ramius Enterprise Master Fund Ltd(16)	120,000	*	120,000	0	*
Ramius Navigation Master Fund Ltd.(17)	146,668	*	146,668	0	*
Jayhawk Private Equity Fund II, L.P.(18)	213,333	*	213,333	0	*
Paragon Capital LP(19)	133,334	*	133,334	0	*
Matthew Hayden(20)	80,000	*	80,000	0	*

Total	2,613,336	8.91%	2,613,336	0	*
* Less than one percent

(1)
This table is based upon information supplied by the selling stockholders. The number and percentage of shares beneficially owned are based on an aggregate of 28,361,564 shares of our common stock outstanding as of March 2, 2010 and, to the extent applicable, the warrants to purchase common stock held by the persons for whom such number and percentage is being calculated.

(2)
Because the selling stockholders identified in this table may sell some, all or none of the shares owned by such selling stockholders that are registered under this registration statement, and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares registered hereunder, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling stockholders at the time of the termination of this offering. Therefore, we have assumed for purposes of this table that each of the selling stockholders will sell all of the shares beneficially owned by such selling stockholder that are registered under this registration statement.

(3)
This amount includes 41,667 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 8,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Andrew Redleaf is the managing member of Whitebox Advisors, LLC, which is the General Partner of Whitebox Special Opportunities Fund Series B Partners, LP and has voting power and investment power over the shares that this selling stockholder owns.

(4)
This amount includes 41,667 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 8,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Andrew Redleaf is the managing member of Whitebox Advisors, LLC, which is the General Partner of Pandora Select Partners, LP and has voting power and investment power over the shares that this selling stockholder owns.

(5)
This amount includes 26,666 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 5,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Andrew Redleaf is the managing member of Whitebox Advisors, LLC, which is the General Partner of Whitebox Intermarket Partners, LP and has voting power and investment power over the shares that this selling stockholder owns.

(6)
This amount includes 140,000 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 28,000 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants. Andrew Redleaf is the managing member of Whitebox Advisors, LLC, which is the General Partner of Whitebox Combined Partners, L.P. and has voting power and investment power over the shares that this selling stockholder owns.

(7)
This amount includes 33,333 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 6,667 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Reid Drescher, the Managing Member, has voting and dispositive control over the securities held by Cape One Financial LP.

(8)
This amount includes 50,000 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 10,000 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Heights Capital Management, Inc., the authorized agent of Capital Ventures International ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(9)
This amount includes 75,000 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 15,000 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Kenneth Pasternak  has voting power and investment power over the shares that this selling stockholder owns.

(10)
This amount includes 41,667 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 8,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Downsview Capital, Inc. ("Downsview") is the general partner of Cranshire Capital, L.P. ("Cranshire") and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin ("Mr. Kopin"), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.

(11)
This amount includes 50,000 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 10,000 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Yueqin Ying, the sole director, has voting and dispositive control over the securities held by Famous Link Group Limited.

(12)
This amount includes 17,084 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 3,417 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Sander Gerber has voting and investment power over these securities.  Mr. Gerber disclaims beneficial ownership over the securities held by Hudson Bay Fund LP.  The selling stockholder acquired these securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(13)
This amount includes 24,583 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 4,917 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Sander Gerber has voting and investment power over these securities.  Mr. Gerber disclaims beneficial ownership over the securities held by Hudson Bay Overseas Fund Ltd.  The selling stockholder acquired these securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(14)
This amount includes 41,667 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 8,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Joshua Silverman has voting and dispositive control over the securities held by Iroquois Master Fund Ltd.  Mr. Silverman disclaims beneficial ownership of the securities held by Iroquois Master Fund Ltd.

(15)
This amount includes 16,667 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 3,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Steven Hart has sole voting and investment control over the securities held by Octagon Capital Partners.

(16)
This amount includes 37,500 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 7,500 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Ramius Advisors, LLC (“Ramius Advisors”) is the investment manager of Ramius Enterprise Master Fund Ltd (“Ramius Enterprise”) and consequently has voting control and investment discretion over securities held by Ramius Enterprise.  Ramius Advisors disclaims beneficial ownership of these securities.  Ramius LLC (“Ramius”) is the managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors.  Ramius disclaims beneficial ownership of these securities.  Cowen Group, Inc. (“Cowen”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius.  Cowen disclaims beneficial ownership of these securities.  RCG Holdings LLC (“RCG Holdings”) is a significant shareholder of Cowen and may be considered the beneficial owner of any securities deemed to be beneficially owned by Cowen.  RCG Holdings disclaims beneficial ownership of these securities.  C4S & Co., L.L.C. (“C4S”) is the managing member of RCG Holdings and may be considered the beneficial owner of any securities deemed to be beneficially owned by RCG Holdings.  C4S disclaims beneficial ownership of these securities.  Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S.  Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.

(17)
This amount includes 45,834 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 9,167 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  RCG PB, Ltd (“RCG PB”) is the sole shareholder of Ramius Navigation Master Fund Ltd (“Ramius Navigation”) and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Navigation.  RCG PB disclaims beneficial ownership of these securities.  Ramius Advisors, LLC (“Ramius Advisors”) is the investment manager of Ramius Navigation and RCG PB and consequently has voting control and investment discretion over securities held by Ramius Navigation.  Ramius Advisors disclaims beneficial ownership of these securities.  Ramius LLC (“Ramius”) is the managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors.  Ramius disclaims beneficial ownership of these securities.  Cowen Group, Inc. (“Cowen”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius.  Cowen disclaims beneficial ownership of these securities.  RCG Holdings LLC (“RCG Holdings”) is a significant shareholder of Cowen and may be considered the beneficial owner of any securities deemed to be beneficially owned by Cowen.  RCG Holdings disclaims beneficial ownership of these securities.  C4S & Co., L.L.C. (“C4S”) is the managing member of RCG Holdings and may be considered the beneficial owner of any securities deemed to be beneficially owned by RCG Holdings.  C4S disclaims beneficial ownership of these securities.  Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S.  Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.

(18)
This amount includes 66,667 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 13,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Alberto Bassetto has voting and dispositive control over the securities held by Jayhawk Private Equity Fund II, L.P.

(19)
This amount includes 41,667 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 8,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Alan P. Donenfeld has voting and dispositive control over the securities held by Paragon Capital LP.

(20)
This amount includes 25,000 shares which may be purchased pursuant to warrants that will become exercisable on September2, 2010 and an additional 5,000 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·	an exchange distribution in accordance with the rules of the applicable exchange;

·	privately negotiated transactions;

·	to cover short sales made after the date that this Registration Statement is declared effective by the SEC;

·	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

·	a combination of any such methods of sale; and

·	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers.  Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this Registration Statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each selling stockholder that it is the view of the SEC that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the SEC.  If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock.  The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The legality of the issuance of the shares offered in this prospectus will be passed upon for us by Seyfarth Shaw LLP of Boston, Massachusetts.

EXPERTS

The consolidated financial statements of our company as of December 31, 2008 and 2007 incorporated by reference to our Form 10-K for the year ended December 31, 2008, filed on March 17, 2009 and amended on April 30, 2009 and May 12, 2009, have been audited by Jimmy C.H. Cheung & Co., independent registered public accountants, as stated in its report appearing herein and elsewhere in this prospectus, and have been so included in reliance upon the report of this firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 (including exhibits) under the Securities Act, with respect to the shares to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our company and the common stock offered in this prospectus, reference is made to the registration statement, including the exhibits filed thereto. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

We file quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to "incorporate by reference" into this prospectus the information we file with them.  The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the Commission prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents, which is considered to be a part of this prospectus:

•	our Registration Statement on Form 10-SB filed August 1, 2007;

•	our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 17, 2009 and amended on April 30, 2009 and May 12, 2009;

•	our Current Report on Form 8-K filed on January 21, 2009;

•	our Current Report on Form 8-K filed on February 13, 2009;

•	our Current Report on Form 8-K filed on February 24, 2009;

•	our Current Report on Form 8-K filed on March 17, 2009;

•	our Current Report on Form 8-K filed on March 23, 2009;

•	our Amended Current Report on Form 8-K/A filed on March 30, 2009, amending our Current Report on Form 8-K initially filed on May 20, 2008 and previously amended on September 25, 2008;

•	our Current Report on Form 8-K filed on April 7, 2009;

•	our amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on April 13, 2009;

•	our Current Report on Form 8-K filed on May 7, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 15, 2009;

•	our Definitive Proxy Statement, dated May 28, 2009, filed on May 21, 2009;

•	our Current Report on Form 8-K filed on June 24, 2009;

•
the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on August 4, 2009, as amended by our Current Report on Form 8-K filed on September 28, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 14, 2009;

•	our Current Report on Form 8-K filed on August 14, 2009;

•	our Current Report on Form 8-K filed on September 28, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 16, 2009;

•	our Amended Current Report on Form 8-K/A filed on December 16, 2009, amending our Current Report on Form 8-K initially filed on December 14, 2009 and previously amended on December 15, 2009;

•	our Current Report on Form 8-K filed on January 21, 2010;

•	our Current Report on Form 8-K filed on January 29 2010;

•	our Current Report on Form 8-K filed on February 9, 2010;

•	our Current Report on Form 8-K filed on February 24, 2010; and

•	our Amended Current Report on Form 8-K/A filed on March 3, 2010, amending our Current Report on Form 8-K filed on March 3, 2010.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of this registration statement, of which this prospectus forms a part, prior to the effectiveness of this registration statement and (2) after the date of this prospectus until the offering of the securities terminates. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such current reports.

You may obtain a copy of these filings, without charge, by writing or calling us at:

SinoHub, Inc.
6/F, Building 51, Road 5, Qiongyu Blvd.
Technology Park, Nanshan District
Shenzhen, People’s Republic of China 518057
Attn:  Harry T. Cochran, CEO
+86-755-2661-2106

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.